EXHIBIT 99.2

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ALABAMA

SOUTHERN DIVISION

In re HEALTHSOUTH CORPORATION SECURITIES LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) )	Consolidated Case No. CV-03-BE-1500-S CLASS ACTION PARTIAL FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE

This matter came before the Court for hearing pursuant to the Amended Order Preliminarily Approving Settlement and Providing for Notice (“Order”) dated October 2, 2006, (doc. # 535) on the application of the parties for approval of the settlement set forth in the Stipulation of Settlement dated as of September 26, 2006 (doc. # 533) (the “Stipulation”). Due and adequate notice having been given to the Settlement Class as required in said Order,1 and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

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1              On Friday, January 5, 2007, this court received a letter from counsel for American International Group ("AIG") requesting that AIG be allowed to opt out of the class action Settlement on grounds that a certain affiliate of AIG, AIG Global Investment Corporation ("AIGGIC"), allegedly did not receive notice of the Settlement until December 8, 2006. After review of HealthSouth's and the plaintiffs' oppositions to this request, as well as the affidavit of Peter Craig of Complete Claims Solutions ("CCS"), which mailed notices of the class action Settlement to recordholders within the class, the court denies AIG's request. This court's October 2, 2006 scheduling order set an opt-out deadline of December 8, 2006. The record reflects that AIG received no fewer than 12 copies of the Settlement Notice, one directly to AIG Life Insurance Company, and the others through AIG's broker nominees. Further, consistent with paragraph 8 of this court's Order, a summary form of order was published in national editions of prominent business publications, thereby providing AIG with constructive notice of the Settlement. Further, it appears that counsel for AIG had been in close communication with HealthSouth's counsel regarding the existence of the Settlement and of this court's order, but nevertheless failed to exercise due diligence to determine and/or meet this court's opt out deadline. Thus, this court finds that AIG had actual and constructive notice of the Settlement, on a number of occasions. Further, because AIG purchased more than $180 million in bonds issued HealthSouth during the class period, thereby potentially bringing its proposed objection within the threshold that would have allowed HealthSouth to terminate the Settlement, and because HealthSouth's deadline to exercise that right expired on January 7, 2007, a day before AIG submitted its letter request to the court, to allow AIG to opt out at this late date would result in serious prejudice to HealthSouth. See In re Prudential Sec. Inc., 164 F.R.D. 362, 371 (S.D.N.Y. 1996) (noting prejudice that could result to settling defendants).

1.            This Judgment incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation, unless otherwise set forth herein.

2.            This court has jurisdiction over the subject matter of the Federal Actions and over all parties to the Federal Actions, including all Members of the Class.

3.            “Bondholder Class” means all Persons who purchased or otherwise acquired HealthSouth bonds, notes or other debt instruments during the period between March 31, 1998 and March 18, 2003, inclusive, including all Persons who purchased or otherwise acquired debt securities of HealthSouth pursuant or traceable to the Integrated Public Offerings or in the secondary market. Excluded from the Bondholder Class are the Defendants, members of the immediate family of the Defendants, the directors, officers, subsidiaries and affiliates of HealthSouth, any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest, and the legal representatives, affiliates, heirs, successors-in-interest, or assigns of any such excluded party. Also excluded from the Bondholder Class are those Persons who timely and validly request exclusion from the Bondholder Class pursuant to the Notice of Pendency and Proposed Settlement of Class Action.2

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2 As noted at footnote 1, AIG submitted an untimely request to opt out of the class, which this court has denied.

4.            “Stockholder Class” means all Persons who purchased or otherwise acquired the stock or options of HealthSouth, including HealthSouth securities received in exchange for the stock or options of certain other companies acquired by HealthSouth between April 24, 1997 and March 18, 2003, inclusive. Excluded from the Class are the Defendants, members of the immediate family of the Defendants, the directors, officers, subsidiaries and affiliates of HealthSouth, any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest, and the legal representatives, affiliates, heirs, successors-in-interest, or assigns of any such excluded party. Also excluded from the Stockholder Class are those Persons who timely and validly request exclusion from the Stockholder Class pursuant to the Notice of Pendency and Settlement of Class Action.

4a.         Nothing in this Judgment or the Amended Order Preliminarily Approving Settlement and Providing for Notice shall be deemed to prejudice the Non-Settling Defendants’ right to contest class certification for purposes of litigating the remaining claims asserted against them. All arguments concerning the propriety of such a class are preserved and shall be addressed by this court at the appropriate time.

5.            Pursuant to Federal Rule of Civil Procedure 23, this court hereby approves the settlement set forth in the Stipulation and finds that said settlement is, in all respects, fair, reasonable and adequate to the Bondholder Class and the Stockholder Class.

6.            The court hereby approves the Settlement set forth in the Stipulation and finds that:

(a)	said Stipulation is, in all respects, fair, reasonable and

adequate and in the best interest of the Stockholder Class and the Bondholder Class;[3]

(b)	no collusion existed in connection with the Stipulation;

©)	the Stipulation was the product of informed, arm’s-length

negotiations among competent, able counsel and extensive

mediation efforts with two experienced and capable

mediators; and

(d)	the record is sufficiently developed and complete to have

enabled the Lead Plaintiffs and Settling Defendants to have

adequately evaluated and considered their positions.

7.           Accordingly, the Court authorizes and directs implementation of all the terms and provisions of the Stipulation, as well as the terms and provisions of this order. The Court hereby DISMISSES - as to the Settling Defendants only - the Federal Actions and all Released Claims of the Bondholder Class and the Stockholder Class with prejudice, without costs as to any Settling Party, except as and to the extent provided in the Stipulation and herein.

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3              No Class Member, whether in the Stockholder or Bondholder Class, has objected to any term of the Settlement.

8.            Pursuant to Rule 23 of the Federal Rules of Civil Procedure, the court finds that the Stipulation and settlement are fair, reasonable and adequate as to each of the Settling Parties, and finally approves the Stipulation and settlement in all respects, and directs the Settling Parties to perform its terms. The shares of HealthSouth common stock to be issued as part of the settlement consideration are to be issued solely in exchange for bona fide outstanding claims; all parties to whom it is proposed to issue such shares of common stock have had the right to appear at the hearing on the fairness of the settlement; and the shares are therefore exempt from registration under the Securities Act of 1933, 15 U.S.C. §77c(a)(10), as amended, pursuant to §3(a)(10) thereunder.

9.            The Insurance Settlement Agreement is approved as fair, reasonable, and adequate and in the best interests of HealthSouth. The court finds that it was not illegal for HealthSouth to agree to the indemnification obligations in Section 5 and the advancement obligations in Section 6 of the Insurance Settlement Agreement. The Insurance Settlement Agreement shall be consummated in accordance with the terms and conditions of the Stipulation and the Insurance Settlement Agreement.

10.         Upon the Effective Date of this Order, the Lead Plaintiffs shall, and each of the Bondholder and Stockholder Class Members shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released Claims against the Released Persons, whether or not such

Bondholder and Stockholder Class Member executes and delivers the Proof of Claim and Release.

11.         Upon the Effective Date of this Order, each of the Settling Defendants shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished and discharged the Lead Plaintiffs, each and all of the Bondholder and Stockholder Class Members and counsel to the Lead Plaintiffs from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Federal Actions or the Released Claims.

12.         Lead Plaintiffs, all members of the Bondholder and Stockholder Classes, the successors and assigns of any of them and anyone claiming through or on behalf of any of them, are hereby permanently BARRED, ENJOINED and RESTRAINED from instituting, commencing or prosecuting in the Federal Actions or any other action or proceeding any Released Claims against any of the Released Persons. The Released Claims against each and all of the Released Persons shall be released and dismissed with prejudice and on the merits. Nothing in this paragraph shall release the Released Claims against the Released Persons of any Person who submitted a timely, signed request for exclusion from the Bondholder or Stockholder Class and did not submit a timely, signed request to revoke the prior request for exclusion (“Opt-Out Plaintiffs”).

13.         The Non-Settling Defendants and all other persons, including but not limited to any other person or entity later named as a defendant or third-party in the Federal Actions, are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting, or asserting any claim for contribution (whether contractual or otherwise) against the Released Persons or any other claim against the Released Persons where the injury to such entity/individual is any person’s actual or threatened liability to the Lead Plaintiff, Named Plaintiffs and other Class Members, including but not limited to any amounts paid in settlement of such actual or threatened liability, or any other costs or expenses (including attorneys’ fees) incurred in connection with the Federal Actions; provided, however, that a Non-Settling Defendant shall not be barred from pursuing potential claims against HealthSouth for defense fees and costs actually and reasonably incurred in the successful defense of claims asserted against such Non-Settling Defendant in the Federal Actions, but only to the extent of such Non-Settling Defendant’s success; provided further, however, that the Bar Order stated in this paragraph shall not apply to claims that may be asserted by any Opt-Out Plaintiff, or between and/or among any defendants in cases brought by Opt-Out Plaintiffs (but only to the extent such a claim between and/or among defendants is based upon the defendant’s actual or threatened liability solely to the Opt-Out Plaintiffs or the costs and expenses incurred solely in connection with a claim asserted by an Opt-Out Plaintiff). For purposes of this Bar Order, Barred Persons shall be defined as any Person who is barred and/or enjoined by this ¶13.

14.         The Non-Settling Defendants and all other persons, including but not limited to any other person or entity later named as a defendant in the Federal Actions, are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting, or asserting against the Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them any and all manner of action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses, of any nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected, fixed or contingent, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Federal Actions, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Federal Actions, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Federal Actions; provided, however, that nothing herein shall be construed to bar, enjoin or restrain any Non-Settling Defendant from commencing, prosecuting, or asserting against any Settling Insurer any and all manner of action or actions based upon any policy issued by such Settling Insurer to any Non-Settling Defendant, but not including any insurance policies issued to HealthSouth.

15.         All Settling Parties are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting or asserting any action or claims against the Settling Insurers and the present and former parents, subsidiaries, division, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Federal Actions, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Federal Actions, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Federal Actions, but not as to Non-Settling Insurers.

16.         All Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting or asserting any action or claims against the Settling Parties that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Federal Actions, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Federal Actions, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the Coverage Litigation and the Federal Actions.

17.         Any verdict or judgment shall be reduced by the greater of (i) the amount that corresponds to the percentage of responsibility of the Released Persons; or (ii) the amount paid to the Plaintiffs by the Released Persons.

18.         The Released Persons are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting, or asserting any claim for contribution (whether contractual or otherwise) against the Barred Persons or any other claim against the Barred Persons where the injury to the Released Persons is any person’s actual or threatened liability to the Lead Plaintiffs, Named Plaintiffs and other Class Members, including but not limited to any amounts paid in settlement of such actual or threatened liability, or any other costs or expenses (including attorneys’ fees) incurred in connection with the Federal Actions; provided, however, that the Bar Order stated in this paragraph shall not apply to claims that may be asserted by the Settling Defendants in any case brought by an Opt-Out Plaintiff (but only to the extent such a claim by a Settling Defendant is based upon such Person’s actual or threatened liability solely to the Opt-Out Plaintiffs or the costs and expenses incurred solely in connection with a claim asserted by an Opt-Out Plaintiff); and provided further that nothing contained herein shall release, alter, change, limit, affect, dilute, eliminate, or in any way, impair or undermine existing or future indemnification and advancement rights, and/or existing or future indemnification and advancement claims, if any, of the Individual Settling Defendants against HealthSouth, whether arising out of any corporation governance provisions, Certificate of Incorporation, By-laws, as in effect at any time, other corporate documents, indemnity agreements, letter agreements, severance agreements, contract, law, or otherwise.

19.         The Settling Insurers and the present and former parents, subsidiaries, divisions, affiliates, predecessors, successors, employees, officers, directors, attorneys, assigns, and agents of each of them are hereby permanently BARRED, ENJOINED and RESTRAINED from commencing, prosecuting, or asserting against the Barred Persons any and all manner of action or actions, causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses, of any nature whatsoever, in law or in equity, known or unknown, suspected or unsuspected, fixed or contingent, that are based upon, in consequence of, arise out of or relate in any way, whether in whole or in part, to (i) the Insurance Policies, (ii) the Coverage Litigation, (iii) the Federal Actions, (iv) the litigation, defense, and settlement of the Coverage Litigation and the Federal Actions, and/or (v) any of the facts, circumstances, and situations underlying or alleged in the coverage Litigation and the Federal Actions; provided, however, that nothing herein shall be construed to bar, enjoin or restrain any Settling Insurer from commencing, prosecuting, or asserting against any Non-Settling Defendant any and all manner of action or actions based upon any policy issued by such Settling Insurer to any Non-Settling Defendant, but not including any insurance policies issued to HealthSouth.

20.        In the event that (i) a judgment (net of any judgment credit required under the PSLRA or ¶17 herein) is entered in the Federal Actions against any Non-Settling Defendant, and (ii) a court of competent jurisdiction determines that such Non-Settling Defendant is entitled to coverage under the Insurance Policies (an

“Insured Non-Settling Defendant”), then (i) the overall judgment payable to Plaintiffs by the Insured Non-Settling Defendant shall be reduced by the amount of coverage, if any, such court determines (based on jury findings as and if required by law) is payable on behalf of the Insured Non-Settling Defendant (the “Coverage”), and (ii) the judgment payable to Plaintiffs by any other Non-Settling Defendant shall be reduced by the amount of any contribution or indemnification judgment in favor of that Non-Settling Defendant against the Insured Non-Settling Defendant to the extent of the Coverage. In connection with the judicial determination of insurance coverage referred to in the preceding sentence, the Federal Plaintiffs shall have the right to defend all claims of coverage asserted by any Non-Settling Defendant, and to assert all defenses to coverage that may have been available to the Settling Insurers, the Settling Defendants shall cooperate as set out in ¶2.2(b) of the Stipulation; and the Settling Insurers shall provide reasonable cooperation in the defense of all such claims.

21.          The provisions in this bar order are reciprocal and in the event that any person or entity asserts and is legally not barred by the bar order from bringing any claim, action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses falling within the scope of this bar order (the “First Person”) against any other person (the “Second Person”), this bar order shall not bar, enjoin or restrain the Second Person from asserting or bringing any claim, action or actions, cause or causes of action, suits, debts, liens, contracts, agreements, promises, liabilities, claims, rights, demands, damages, losses, costs, charges or expenses falling within the scope of this bar order against the First Person.

22.         The Notice of Pendency and Proposed Settlement of Class Action given to the Bondholder and Stockholder Class was the best notice practicable under the circumstances, including the individual notice to all Members of the Bondholder and Stockholder Class who could be identified through reasonable effort. Said notice provided the best notice practicable under the circumstances of those proceedings and of the matters set forth therein, including the proposed settlement set forth in the Stipulation, to all Persons entitled to such notice, and said notice fully satisfied the requirements of Federal Rule of Civil Procedure 23, §21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C. §78u-4(a)(7), as amended including by the Private Securities Litigation Reform Act of 1995 and the requirements of due process.

23.         Any Plan of Allocation submitted by Lead Plaintiffs’ Counsel or any order entered regarding any attorneys’ fee and expense application shall in no way disturb or affect this Judgment and shall be considered separate from this Judgment.

24.         Neither the Stipulation nor the settlement contained therein, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Settling Defendants or their respective Related Parties, or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Settling Defendants or their respective Related Parties in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Settling Defendants and/or their respective Related Parties may file the Stipulation and/or the Judgment from this action in any other action in which they are parties or that may be brought against them in order to support a defense, claims or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any theory of claim preclusion or issue preclusion or similar defense or counterclaim.

25.         Without affecting the finality of this Judgment in any way, this court hereby retains continuing jurisdiction over the following: (a) implementation of this settlement and any award or distribution of the Settlement Fund, including interest earned thereon; (b) disposition of the Settlement Fund; (c) hearing and determining applications for attorneys’ fees, interest and expenses in the Federal Actions; (d) all parties hereto for the purpose of construing, enforcing and administering the Stipulation; and (e) exclusive jurisdiction to enforce the provisions of the Bar Orders in this Judgment.

26.         The court finds that during the course of the Federal Actions, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11.

27.         In the event that the settlement does not become effective in accordance with the terms of the Stipulation, or the Effective Date does not occur, or in the event that the Settlement Fund, or any portion thereof, is returned to the Settling Defendants or the Settling Insurers, then this Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.

28.         Without further order of the court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.

29.         There is no reason for delay in the entry of this Partial Final Judgment and Order of Dismissal with Prejudice and immediately directs the Clerk to enter judgment pursuant to Rule 54(b) of the Federal Rules of Civil Procedure.

DONE and ORDERED this 11th day of January, 2007.

/s/ Karon Owen Bowdre
KARON OWEN BOWDRE
UNITED STATES DISTRICT JUDGE